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                   ACM GOVERNMENT INCOME, INC.

                         Code of Ethics

        Adopted as of ___________ Pursuant to Rule 17j-1
            Under the Investment Company Act of 1940
        ________________________________________________

    1.   Purposes

         This Code of Ethics has been adopted by the Directors of the Fund in accordance with Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 (a copy of which is attached as Exhibit A) generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(a) as follows:

         (a) It shall be unlawful for any affiliated person or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company --

                   (1) To employ any device, scheme or artifice to defraud such registered investment company;

              (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

              (4) To engage in any manipulative practice with respect to such registered investment company.

    2.   Application

         (a) This Code of Ethics applies to the "access persons" of the Fund (as such terns are defined in Section 3).




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         (b)  The Fund will maintain a list of all its access
persons and will provide each access person with a copy of this Code of Ethics.

    3.   Definitions

         (a)  "Fund" means ACM Government Income Fund, Inc.

         (b)  "Investment Adviser" means Alliance capital
Management Corporation.

         (c) "Access person" means any director, officer or advisory person of the Fund, or of the Investment Adviser.

         (d) "Advisory person" of the Fund, or of the Investment Adviser means (a) any employee of the Fund, of the Investment Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any other natural person, if any, having the power to exercise a controlling influence over the management or policies of the Fund, of the Investment Adviser unless such power is solely the result of his position with the Fund, who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

         (e) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities
Exchange Act of 1934 and the rule and regulations thereunder.

         (g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

         (h) "Independent director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

         (i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         (j)  "Security" shall have the meaning set forth in
Section 2(a)(36) of the Investment Company Act of 1940, except


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that it shall not include securities issued by the Government of the United States (including short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940), bankers' acceptances, bank certificates of deposit, commercial paper or shares of registered open-end investment companies.

    4.   Exempted Transactions

         The prohibitions of Section 3 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control or in any account which is managed on a discretionary basis by a person other than such access person and with respect to which such access person does not in fact influence or control such transactions.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

         (c) Purchases or sales which are non-volitional on the part of either the access person or the Fund.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchases or sales of securities which receive the prior approval of the Secretary or the Treasurer of the Fund (such approving officer having no personal interest in such purchases or sales) because such purchases or sales are not likely to have any economic impact on the Fund or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

         (g) Any securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.







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    5.   Prohibited Purchases and Sales

         (a) Unless prior approval is obtained in accordance with Section 4(f) above, no officer, director or employee of the Fund and no advisory person of the Fund or of the Investment Adviser shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

              (1) is being considered for purchase or sale by the Fund; or

              (2)  is being purchased or sold by the Fund.

         (b) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding securities transactions by the Fund or consideration by the Fund or the Investment Adviser of any such securities transactions.

    6.   Reporting

         (a) Every access person, except those directors referred to in Section 6(b) of this Code, shall report to the Secretary of the Fund the information described in Section 6(c) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected in any account over which such person does not have any direct or indirect influence or control or in any account which is managed on a discretionary basis by a person other than such access person and with respect to which such access person does not in fact influence or control such transactions. The Secretary of the Fund shall maintain such reports and such other records as are required by Rule 17j-1 under the Investment Company Act of 1940.

         (b) An independent director of the Fund need only report to the Secretary of the Fund a transaction if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the directors, such security is or was purchased or sold by the Fund or such purchase or sale was being considered for purchase or sale by the Fund or the Investment Adviser.




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         (c)  Every report shall be in writing and shall be
delivered not later than 10 days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

              (1) The date of the transaction, the title and the number of shares and the principal amount of each security involved;

              (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (3)  the price at which the transaction was
                   effected; and

              (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (e) All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Directors of the Fund and by the Securities and Exchange
Commission.

    7.   Sanctions

         Upon discovering a violation of this Code, the Directors of the Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

Explanatory Notes to Code of Ethics

    1. The information on securities transactions received and recorded by the Investment Adviser under its current Statement of Policy and Procedures Regarding Securities Transactions for Accounts of Alliance Personnel in conformity with Rule 204-2
(1)(12) under the Investment Advisers Act of 1940 shall be deemed to satisfy the reporting requirements imposed on access persons of the Investment Adviser by Section 6 of this Code of Ethics.

    2.   For purposes of Section 3(c), 3(d) and 5 of this Code of
Ethics, the only advisory persons of the Fund or of the Investment Adviser at the present time are the following:




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    Name                          Function

    Jenifer Binder                Portfolio Management
    Worth Brunjen                 Portfolio Management
    Aiden E, Hatton               Portfolio Management
    Wayne D. Lyski                Portfolio Management
    Susan Seebach                 Portfolio Management














































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